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                                                                  EXHIBIT 10.2.2

                                  IXSYS, INC.

                            2000 STOCK INCENTIVE PLAN

                             STOCK OPTION AGREEMENT

                    (WITH EXERCISE BEFORE VESTING PERMITTED)

        Ixsys, Inc., a Delaware corporation (the "Company"), hereby grants an Option to purchase its Common Stock to the Optionee named below. The terms and conditions of the Option are set forth in this Stock Option Agreement and in the Company's 2000 Stock Incentive Plan (the "Plan").

I. GRANT INFORMATION

Date of Grant:                          ____________, 20__

Name of Optionee:
                                        ----------------------------------------
Optionee's Social Security Number:         -  -
                                        --- -- ----

Type of Option:                         Nonstatutory ("NSO")

Number of Shares of Common Stock Covered by the Option:
                                                       -------------------------
Exercise Price per Share:               $
                                         ------------

Vesting Start Date:                     ____________, 20__

Vesting Schedule: Subject to attached Terms and Conditions, the Option shall vest in full the fifth (5th) anniversary of the Vesting Start Date. Notwithstanding the preceding sentence one hundred percent (100%) of the unvested Options shall vest upon: (i) a Change in Control, so long as a Change in Control occurs within two (2) years of the Vesting Start Date and the consideration paid in stock and/or cash reflects a total Company valuation exceeding two hundred fifty million dollars ($250,000,000) or (ii) the Company's initial public offering ("IPO"), so long as the Company's IPO occurs within two
(2) years of the Vesting Start Date and the total market capitalization of the Company at any time within 180 days of the IPO exceeds two hundred fifty million dollars ($250,000,000)."


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        By signing below, you agree to all of the terms and conditions described in this Stock Option Agreement, including the attached Terms and Conditions, Notice of Exercise and Plan.

Optionee:
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                                      (Signature)

Company:
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                                      (Signature)
Title:
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        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED
UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

                  STOCK OPTION AGREEMENT - TERMS AND CONDITIONS

                            2000 STOCK INCENTIVE PLAN

                                   IXSYS, INC.

                       (INCLUDES EARLY EXERCISE PROVISION)

II. TERMS AND CONDITIONS

        1. VESTING. Your Option vests during your Service on the dates specified in the first page of this Stock Option Agreement. Vesting will cease if your Service terminates for any reason.

        2. SERVICE; LEAVES OF ABSENCE. Your Service shall cease when you cease to be actively employed by, or a consultant or adviser to, the Company (or any subsidiary) as determined in the sole discretion of the Board. For purposes of your Option, your Service does not terminate when you go on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends, unless you immediately return to active work. The Company determines which leaves count toward Service, and when your Service terminates for all purposes under the Plan.

        3. TERM OF OPTION. Your Option expires on the day before the 10th anniversary of the Date of Grant, and will expire earlier if your Service terminates as follows:

                (a) REGULAR TERMINATION. If your Service terminates for any reason except death or Disability, then your Option will expire at the close of business at Company headquarters on the date three (3) months after your termination date. During that three-month period, you may exercise that portion of your Option that was vested on the date that your Service terminated.

                (b) CAUSE. If your Service terminates for Cause, your Option will expire immediately.

                For purposes of this Section, "Cause" means (i) continued failure to perform substantially your duties, which standard of duties shall be referenced to the standards set

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        by the Company at the date of this Agreement (other than as a result of sickness, accident or similar cause beyond your reasonable control) after receipt of a written warning and given thirty (30) days to improve, (ii) willful and material misconduct, which is demonstrably and materially injurious to the Company or any of its subsidiaries, including willful and material failure to perform your duties as an officer or Employee of the Company or any of its subsidiaries or a material breach of this Agreement, (iii) conviction of or plea of nolo contendere to a felony; (iv) conviction of an act of fraud against, or the misappropriation of property belonging to the Company or any of its subsidiaries, or any employee, customer, or supplier of the Company or any of its subsidiaries.

                (c) DEATH. If you die while in Service, then your Option will expire at the close of business at Company headquarters on the date six
        (6) months after the date of death. During that six-month period, your estate or heirs may exercise that portion of your Option that was vested on the date of death.

                (d) DISABILITY. If your Service terminates because of your Disability, then your Option will expire at the close of business at Company headquarters on the date six (6) months after your termination date. During that six-month period, you may exercise that portion of your Option that was vested on the date of your Disability.

                "Disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

        4. EXERCISE OF OPTION.

                (a) LEGAL RESTRICTIONS. By signing this Agreement, you agree not to exercise this Option or sell any Common Stock acquired upon exercise of this Option at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise or sale. In particular, the Company shall have the right to designate one or more periods of time, each of which shall not exceed 180 days in length, during which this Option shall not be exercisable if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this Option shall be exercisable.

                If the sale of Common Stock under the Plan is not registered under the Securities Act of 1933, as amended (the "Securities Act"), but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Common Stock being acquired upon exercise of this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall

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        make such other representations as are deemed necessary or appropriate by the Company and its counsel.

                (b) METHOD OF EXERCISE. To exercise your Option, you must execute the Notice of Exercise and Common Stock Purchase Agreement, attached hereto as Exhibit A (and, if exercise is prior to vesting, you must also execute Joint Escrow Instructions and Assignment Separate from Certificate, attached hereto as Exhibits B and C, respectively). You must submit the(se) form(s), together with full payment, at the address given on the form(s). Your exercise will be effective when it is received by the Company. If someone else wants to exercise your Option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

                (c) FORM OF PAYMENT. When you submit Exhibit A, you must include payment of the aggregate Exercise Price for the Common Stock you are purchasing. Payment may be made in one (or a combination) of the following forms.

                - Your personal check, a cashier's check or a money order.

                - Shares of Common Stock which you have owned for six months and which are surrendered to the Company. The value of such Common Stock, determined as of the effective date of the Option exercise, will be applied to the Exercise Price.

                - A full recourse promissory note.

                - To the extent that a public market for Common Stock exists as determined by the Company, by delivery (on a form approved by the Company) of an irrevocable direction to a securities broker to sell Common Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

                - Any other form of legal consideration approved by the Board.

                (d) WITHHOLDING TAXES. You will not be allowed to exercise your Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or the sale of Common Stock acquired upon exercise of your Option.

        5. EXERCISE OF OPTION BEFORE VESTING ("EARLY EXERCISE"). You may exercise your Option before it is fully vested, and the vesting provisions set forth herein will apply to the Common Stock you acquire by exercising your Option. If you exercise this Option before vesting, you should consider making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "83(b) Election"), a form of which is attached as Exhibit E. Please see the Tax Summary attached as Exhibit F. THE 83(b) ELECTION MUST BE FILED WITHIN THIRTY (30) DAYS AFTER THE DATE YOU EXERCISE ALL OR ANY PORTION OF YOUR OPTION IN WHICH YOU ARE NOT VESTED.

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        6. RESALE RESTRICTIONS/MARKET STAND-OFF. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, you shall not, directly or indirectly, engage in any transaction prohibited by the underwriter, nor shall you sell, make any short sale of, contract to sell, transfer the economic risk of ownership in, loan, hypothecate, pledge, grant any Option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any Common Stock without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or such underwriters. Such period of time shall not exceed one hundred eighty (180) days and may be required by the underwriter as a market condition of the offering. By signing this Agreement you agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. To enforce the provisions of this paragraph, the Company may impose stop-transfer instructions with respect to the Common Stock until the end of the applicable stand-off period.

        7. RIGHT OF FIRST REFUSAL. If you propose to sell, pledge or otherwise transfer to a third party any Common Stock acquired under this Stock Option Agreement, or any interest in such Common Stock, the Company shall have the "Right of First Refusal" with respect to all (and not less than all) of such Common Stock. If you desire to transfer Common Stock acquired under this Stock Option Agreement, you must give a written "Transfer Notice" to the Company describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee. The Transfer Notice shall be signed both by you and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of the Common Stock. The Company shall have the right to purchase all, and not less than all, of the Common Stock on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date when the Transfer Notice was received by the Company.

        If the Company fails to exercise its Right of First Refusal before or within thirty (30) days after the date when it received the Transfer Notice, you may, not later than ninety (90) days following receipt of the Transfer Notice by the Company, conclude a transfer of the Common Stock subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Common Stock on the terms set forth in the Transfer Notice within sixty (60) days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that if the Transfer Notice provided that payment for the Common Stock was to be made in a form other than lawful money paid at the time of transfer, the Company shall have the Option of paying for the Common Stock with lawful money equal to the present value of the consideration described in the Transfer Notice.

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        The Company's Right of First Refusal shall inure to the benefit of its successors and assigns, shall be freely assignable in whole or in part and shall be binding upon any transferee of the Common Stock.

        The Company's Right of First Refusal shall terminate if the Company's common stock is listed on an established stock exchange or is quoted regularly on the Nasdaq Stock Market.

        8. TRANSFER OF OPTION. Prior to your death, only you may exercise your Option. You cannot transfer or assign your Option. For instance, you may not sell your Option or use it as security for a loan. If you attempt to do any of these things, your Option will immediately become invalid. You may, however, dispose of your Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual's interest in your Option in any other way.

        9. NO RETENTION RIGHTS. Your Option does not give you the right to be retained by the Company (or any subsidiaries) in any capacity. The Company reserves the right to terminate your Service at any time and for any reason.

        10. STOCKHOLDER RIGHTS. You, or your estate or heirs, have no rights as a stockholder of the Company until a certificate for your Common Stock has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

        11. ADJUSTMENTS TO COMMON STOCK. In the event of a stock split, a stock dividend or a similar change in the Company's Common Stock, the number of shares covered by your Option and the exercise price per share may be adjusted pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

        12. LEGENDS. All certificates representing the Common Stock issued upon exercise of your Option shall, where applicable, have endorsed thereon the following legends:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER HEREOF. SUCH AGREEMENT PROVIDES FOR CERTAIN TRANSFER RESTRICTIONS, INCLUDING RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SECURITIES AND RIGHTS OF REPURCHASE. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED

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        PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE
        SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE NOT REQUIRED."

        13. APPLICABLE LAW. This Agreement will be interpreted and enforced under the laws of the State of California.

        14. INCORPORATION OF PLAN BY REFERENCE. The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan.

        This Agreement and the Plan constitute the entire understanding between you and the Company regarding your Option. Any prior agreements, commitments or negotiations concerning your Option are superseded.


BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN. YOU ALSO ACKNOWLEDGE THAT YOU HAVE READ SECTION 11, "PURCHASER'S INVESTMENT REPRESENTATIONS" OF EXHIBIT A AND THAT YOU CAN AND HEREBY DO MAKE THE SAME REPRESENTATIONS WITH RESPECT TO THE GRANT OF THIS OPTION.